                                                                  EXHIBIT 10.17


                         DEVELOPMENT SERVICES AGREEMENT

      This Development Services Agreement (the "Agreement") is entered into as of March 31, 2000 (the "Effective Date") by and between XCare.net, a Delaware corporation with offices at 6400 S. Fiddler's Green Circle, Suite 1400, Englewood, CO 80111, ("XCare.net"), and American Psych Systems, Inc. with offices at 6705 Rockledge Drive, Suite 200, Bethesda, MD 20817 ("Client").

      This Agreement covers the purchase and license of consulting, development and other services from XCare.net, pursuant to orders placed by Client and accepted by XCare.net after the Effective Date.

      This Agreement includes the following attachments, which are incorporated herein by this reference:
      Attachment 1     XCare.net Development Services
      Schedule 1       Professional Services Agreement
      Schedule 2       Contract Fee Structure and Agreements
      Schedule 3       Payment Terms
      Schedule 3.2     Licensed Products

      Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

      THIS AGREEMENT, INCLUDING ALL THE DOCUMENTS REFERENCED HEREIN, AND THE ATTACHMENTS LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF CLIENT'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.

AGREED:

XCare.net                               Client: American Psych Systems, Inc.

/s/ Tom Pianko                          /s/ Kenneth Kessler
---------------------------------       ----------------------------------------
(Authorized Signature)                  (Authorized Signature)

Thomas Pianko                           Kenneth A. Kessler, M.D.
---------------------------------       ----------------------------------------
(Printed Name)                          (Printed Name)

Sr. VP Sales & Bvs. Dev.                CEO & President
---------------------------------       ----------------------------------------
(Title)                                 (Title)

         5/3/2000                                  5/3/00
---------------------------------       ----------------------------------------
(Date)                                  (Date)

                                  ATTACHMENT I

                         XCARE.NET DEVELOPMENT SERVICES

1.    DEFINITIONS

      1.1. "CONTENT" shall mean marketing collateral, data, text, audio files, video files, graphics and other materials provided by Client or developed hereunder for use with the Client Web Site, but excluding the XCare.net Software.

      1.2. "DEVELOPMENT SERVICES" shall mean design, development, and set-up services as necessary to modify existing XCare.net technology, trade secrets and know-how to produce the XCare.net Software and other elements of the Client Web Site, and/or any other consulting services rendered hereunder as identified in the appropriate schedules ("Schedule(s)") attached hereto.

      1.3. "XCARE.NET SOFTWARE" shall mean all computer program code and other results and proceeds of XCare.net's services hereunder (other than Content) that are delivered by XCare.net to Client pursuant to this Agreement. Such XCare.net Software shall be provided in object code form unless the parties mutually agree in writing to delivery of source code.

      1.4. "CLIENT WEB SITE(S)" shall mean the so-called "web page" site or sites on the World Wide Web, for the public Internet or for corporate intranets or extranets, to be developed or serviced by XCare.net hereunder, as identified in the appropriate Schedule(s).

      1.5. "REQUEST FOR PROPOSAL" or "APS RFP" shall mean collectively, the APS Web-based EAP Functional Design Overview and Requirements Document, Project Stage la, dated March 3, 2000, the APS Website Development RFP, Addendum:
Summary Specifications of Stages 1b, 2a, 2b, and 3, dated March 17, 2000, and the additional questions dated March 17, 2000.

      1.6 "XCARE.NET PROPOSAL" shall mean the XCare.net Proposal of Services for American Psych Systems, dated March 24, 2000, inclusive of APS Project Stages la, 1b, 2a, 2b and 3, as outlined in the APS REP.

2.    SERVICES

      2.1. DEVELOPMENT SERVICES. XCare.net shall render Development Services in accordance with the requirements set forth in Schedules attached hereto. Each Schedule for new services shall be successively numbered (e.g., 1, 2, etc.). Each schedule shall be executed by the parties and shall be subject to the terms and conditions of this Agreement. XCare.net shall provide qualified and trained personnel to render such services and shall use reasonable commercial efforts to meet the delivery schedule set forth in the applicable Schedules. Any additions, deletions or other changes to a Schedule shall be mutually agreed to in writing in advance by both parties and shall be memorialized in a revised Schedule pursuant to the procedure set forth in Section 2.6 below for Change Orders. All services shall be performed at XCare.net's offices unless otherwise agreed by the parties. In the event that services are performed at Client's location, Client shall provide XCare.net at no charge with all necessary facilities and equipment, including without limitation, computer time on Client's computers and office space, sufficient to render the services contemplated hereunder. Client shall deliver to XCare.net all Content selected by Client for incorporation into any Client Web Site in digitized format in accordance with the delivery schedule set forth in the applicable Schedule(s). In the event that Client fails to deliver the Content in accordance with the delivery schedule, the development schedule shall be extended by the number of days that delivery of the Content was delayed, unless XCare.net notifies Client that this extension will not rectify XCare.net's scheduling interruption resulting from Client's delay and such delay may also result in additional charges to Client, in which case the parties shall mutually agree upon a new delivery schedule and fees with respect to the rendition of the Development Services.

      2.2. ACCEPTANCE OF DELIVERABLES. Within fifteen (15) days after the delivery to Client of any deliverable pursuant to any Schedule, Client shall provide XCare.net with written notice of any failure of any deliverable to materially conform to the functional specifications set forth in the applicable Schedule, unless the problem or failure is not readily detectable at time of testing due to the test platform configuration, the need for integration with other components to readily detect failure, or non-compatibility with the hosting environment. XCare.net and Client shall review the objections, and XCare.net will use commercially reasonable efforts to correct any material non-conformities with the functional specifications and provide Client with a revised deliverable within fifteen (15) days, but in no event shall XCare.net provide Client with a revised deliverable later than thirty (30) days from the date XCare.net received written notice of Client's objections. Client shall have deemed to have accepted the deliverable if XCare.net does not receive written notice of Client's objections within said fifteen (15) day period. The failure of Client to comply with the notice requirements set forth in this Section 2.2 shall not be considered a waiver of Client's right to raise the failure of the deliverable to conform to the functional specifications to support a claim under
Section 8.2 hereof or a claim for damages as a result thereof.

      2.3. DOMAIN NAME REGISTRATION SERVICES. If domain name registration services are included in the Schedule, XCare.net shall use commercially reasonable efforts to assist Client in registering an Internet domain name selected by Client. Client will be solely responsible for all out-of-pocket costs and all legal clearances regarding name selection and registration.

      2.4 (Reserved)

      2.5. HOSTING SERVICES. If Client desires to purchase hosting services from XCare.net for the Client Web Site, the parties shall execute the then current XCare.net Hosting Services Agreement, and XCare.net shall render hosting services pursuant to the terms and conditions of such agreement.

      2.6. CHANGE ORDERS. If Client desires to make changes to an existing Schedule, the parties shall mutually agree upon an additional or revised Schedule for each new Change Order. Each such Schedule shall be successively numbered (e.g., 1.A, 1.B, etc.) and shall be executed by the parties. Any revised Schedule(s) shall be subject to the terms and conditions of this Agreement.

3.    OWNERSHIP AND LICENSE RIGHTS

      3.1. PROPERTY RIGHTS AND OWNERSHIP. The Client Web Site(s) and all other results and proceeds of XCare.net's services hereunder, shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, including without limitation the XCare.net Software and the Client Content. The parties' respective rights to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property.


---------------------------------------------------------------------------
  Intellectual Property Elements              Ownership/Rights
---------------------------------------------------------------------------
Client Content, including all Client      Client has sole ownership.
Content that is modified by XCare.net
("Modified Content") and HTML files
that contain Client Content, and
modifications to Content as a result
of Client's usage of self-authoring
tools.
---------------------------------------------------------------------------
Content created for Client by             Client has sole ownership.
XCare.net and accepted and paid for
by Client, as well as commissioned
Content authored by third parties
specifically for use in connection
with this Agreement and paid for by
Client (e.g., original illustrations
or graphics).
---------------------------------------------------------------------------
Domain name for Client Web Site.          Client has sole ownership.
---------------------------------------------------------------------------
Server usage report data/statistics       Client has sole ownership of
generated by the XCare.net Software       data/statistics, and
in form and substance as set forth in     XCare.net has a license pursuant
the applicable Schedule or as mutually    to Section 3.3 below.
agreed by the parties.
---------------------------------------------------------------------------
Commercially available third-party        Third parties have ownership, and
software that is incorporated into the    Client shall be informed of all
XCare.net Software.                       third-party software that Client
                                          may need to license at Client's
                                          own expense.
---------------------------------------------------------------------------
XCare.net Software developed by or        XCare.net has sole ownership of
for XCare.net in connection with this     such XCare.net Software. Client
Agreement for Client.                     shall be granted a license to use
                                          the XCare.net Software as set
                                          forth in Section 3.2.
---------------------------------------------------------------------------
XCare.net supplied material developed     XCare.net has sole ownership of
generally to support XCare.net            such developed material. Client
products and/or service offerings         shall be granted a license to use
(e.g. httpd configuration).               the XCare.net Software as set
                                          forth in Section 3.2 below.
---------------------------------------------------------------------------

      3.2. LICENSE TO CLIENT. XCare.net grants Client a non-exclusive, non-transferable license to use the XCare.net Software on all Client, Client partner or contractor machines necessary to achieve the objectives set forth in the APS RFP, such as multiple servers in a farm or distributed backup centers in object code version only to operate and display the Client Web Site in order for end users to access the Client Web Site. Client may grant a sublicense to a third party that Client engages to host the Client Web Site; provided, that such third party agrees in writing to be bound by the license and confidentiality restrictions set forth in this Agreement. Client is prohibited from duplicating and/or distributing any XCare.net Software without the prior written consent of XCare.net. Client may maintain a backup copy of the XCare.net Software, which shall be used only if the installed copies are lost or destroyed or the hardware on which the installed copy is installed becomes inoperable, provided that the use of said backup copies is discontinued immediately when the original hardware becomes operable.

Attached as Schedule 3.2 is a list of all third party products incorporated into the XCare.net Software and for which Client must obtain a license to use.

      3.3. LICENSE TO XCARE.NET. Client grants XCare.net a non-exclusive license to use, copy, and modify the Content in connection with XCare.net's performance of the Development Services. XCare.net may only use, copy, modify, distribute and display server usage data and statistics generated by the XCare.net Software with Client's prior written consent.

      3.4. SUPPORTING DOCUMENTS. Each party agrees to execute any additional documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

      3.5. NO REVERSE ENGINEERING. With respect to the matters set forth in this
Section 3, XCare.net reserves all rights not expressly granted hereunder. Without limiting the foregoing, Client may not reverse engineer, reverse assemble, decompile or otherwise attempt to derive the source code from the XCare.net Software.

      3.6. PROPRIETARY NOTICES. All copies of the XCare.net Software and other XCare.net supplied materials used by Client shall contain copyright and other proprietary notices (appropriately placed) in the same manner in which XCare.net incorporates such notices in the XCare.net Software or in any other manner requested by XCare.net. Client agrees not to remove, obscure or obliterate any copyright notice, trademark or other proprietary rights notices placed by XCare.net on or in the XCare.net Software.

      3.7 ESCROW. Promptly after acceptance of the final deliverables specified in Schedule 1 hereto (the "deliverables") to the Client, XCare.net shall promptly deliver a copy of the source code of any additional XCare.net Software necessary to run Client's Web Site in accordance with this Agreement ("Necessary XCare.net Software") to the Escrow Agent as defined in the Escrow Agreement attached hereto as Exhibit D and incorporated herein by reference.

In the event XCare.net ceases to conduct business operations, XCare.net shall provide written notice to the Escrow Agent to deliver the source code of the Necessary XCare.net Software to Client for use in accordance with the rights granted thereto by Section 3.2 of this Agreement.

4.    PAYMENT

      4.1. DEVELOPMENT SERVICES. In consideration for the performance of the Development Services, Client shall pay to XCare.net the amounts set forth in the applicable Schedule, on the payment dates set forth in such Schedule. In the event that XCare.net renders services at Client's location, Client shall pay the reasonable travel, living and related expenses for XCare.net personnel rendering services at Client's location which expensed conform to Client's travel policy, attached as Exhibit A, and have been pre-approved by the Client's Project Manager. All Development services hereunder shall be rendered on a fixed fee basis. All other current and future work will be billed at the agreed upon hourly rates for the term of the contract, as defined in Schedule 2, attached.

      4.2. (RESERVED)

      4.3. HOSTING SERVICES. If the parties have entered into an XCare.net Hosting Services Agreement, Client shall pay XCare.net the amounts set forth in said Hosting Services Agreement.

      4.4. Taxes. In addition to the fees due as specified above, Client shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed upon or with respect to the license granted hereunder, arising from this Agreement, except that taxes on XCare.net's income shall be the sole responsibility of XCare.net.

      4.5. PAYMENTS. All payments made pursuant to this Agreement shall be made in U.S. Dollars are due thirty (30) days from the date of invoice. Late payments shall bear interest at one and one-half percent (1.5%) per month, or the maximum rate permitted by law, whichever is less.

5.    LIMITED WARRANTY

      5.1. SOFTWARE WARRANTY. Subject to the limitations set forth in this Agreement, XCare.net warrants only to Client that the XCare.net Software furnished hereunder when properly installed, properly used and unmodified by Client, will substantially conform to the functional specifications set forth in the applicable Schedule. XCare.net's warranty shall extend for a period of ninety (90) days from the date that the final deliverables specified in each Schedule are delivered to Client ("Warranty Period"). XCare.net's sole responsibility under this Section 5.1 shall be to use reasonable commercial efforts to promptly correct material errors, or at XCare.net's option, to refund Client's fees paid for the XCare.net Software after de-installation and return thereof. All warranty claims not made in writing or not received by XCare.net within the Warranty Period shall be deemed waived, unless such material error was not readily detectable during the Warranty Period due to the test platform configuration, the need for integration with other components to readily detect failure, or non-compatibility with XCare.net's hosting environment, in which case XCare.net's sole responsibility shall be to use reasonable commercial efforts to promptly correct such material errors, so long as written notice of any such material error is delivered to XCare.net within 90 days of the date on which such material error is or could have been discovered by Client, but in no event later than 90 days of the date of the delivery of the final deliverables.

      5.2. XCARE.NET DOES NOT WARRANT THAT THE USE OF THE XCARE.NET SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, XCARE.NET DOES NOT MAKE ANY WARRANTY AS TO THE XCARE.NET SOFTWARE OR THE SERVICES PROVIDED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM USE OF THE XCARE.NET SOFTWARE. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE XCARE.NET SOFTWARE IS USED AND THE SERVICES ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INTERNET OR USE OF INFORMATION IN CONNECTION WITH THE SOFTWARE.

6.    INTELLECTUAL PROPERTY INDEMNIFICATION

      6.1.  XCARE.NET.

            6.1.1. INDEMNIFICATION. XCare.net, at its own cost and expense, shall defend Client and its officers and directors, against a claim that the XCare.net Software infringes a third-party United States copyright or trade secret, and shall pay any settlements entered into or damages awarded against Client, or its officers and directors, to the extent related to such claim, provided that (i) Client notifies XCare.net promptly in writing of the claim;
(ii) XCare.net has the sole control of the defense and all related settlement negotiations; and (iii) Client provides XCare.net with all reasonably necessary assistance, information, and authority to perform the foregoing at XCare.net's expense.

            6.1.2. XCare.net shall have no liability for any claim of infringement based on (i) use by Client of other than the current update of the XCare.net Software if the infringement would have been avoided by uses of the current update; (ii) modifications, adaptations or changes to the XCare.net Software not made by XCare.net; (iii) the combination or use of the materials furnished hereunder with materials not furnished by XCare.net if such infringement would have been avoided by use of the XCare.net materials alone; or
(iv) use or incorporation of Content or Modified Content. In the event the XCare.net Software is held to, or XCare.net believes is likely to be held to, infringe the intellectual property rights of a third party, XCare.net shall have the right at its sole option and expense to (i) substitute or modify the XCare.net Software so that it is noninfringing and qualitatively and functionally equivalent to the XCare.net Software; (ii) obtain for Client a license to continue using the XCare.net Software; or if neither (i) nor (ii) is commercially reasonable, XCare.net shall have the right to terminate this Agreement immediately upon written notice to Client, and XCare.net shall make payment to Client of an amount equal to the fees paid for the XCare.net Software, prorated over a three (3) year period commencing on the Effective Date. This Section 6.1 sets forth Client's sole and exclusive remedy and XCare.net's sole liability for intellectual property infringement by XCare.net.

      6.2.  Client.

            6.2.1. Client hereby represents and warrants to XCare.net that (i) Client has secured all necessary consents, permissions, clearances, authorizations and waivers for the use of Content or Modified Content, including without limitation, all text, pictures, audio, video, logos and copy contained in all Content or Modified Content; (ii) the use of Content as contemplated herein shall not infringe the copyright, trademark or other intellectual property rights of any party, or constitute defamation, invasion of privacy, or the violation of any right of publicity or any other right of any party; and
(iii) Client has complied and shall comply with all legislation, rules and regulations regarding Content.

            6.2.2. Client shall indemnify and hold harmless XCare.net, its directors, officers, parent company, and affiliates, from any and all liability, costs and expenses (including attorney's fees) arising in connection with any third party claim or action brought against XCare.net, or any of its directors, officers, parent company, and affiliates, relating to Content or Modified Content, provided (i) XCare.net notifies Client promptly in writing of such claim, (ii) Client has the sole control of the defense and all related settlement negotiations, and (iii) XCare.net provides Client with all reasonably necessary assistance, information and authority to perform the foregoing at Client's expense.

7.    LIMITATIONS ON LIABILITY

      THE MAXIMUM LIABILITY OF XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT

COMPANY, AND, AFFILIATES, TO CLIENT FOR DAMAGES RELATING TO XCARE.NET'S FAILURE TO PERFORM SERVICES HEREUNDER SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY CLIENT TO XCARE.NET WITH RESPECT TO SUCH SERVICES. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, TO CLIENT FOR DAMAGES FOR ANY AND ALL OTHER CAUSES WHATSOEVER, AND CLIENT'S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY CLIENT TO XCARE.NET HEREUNDER. IN NO EVENT SHALL XCARE.NET, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, LICENSORS, AND SUPPLIERS, BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE SOFTWARE OR THE SERVICES PROVIDED HEREUNDER, EVEN IF XCARE.NET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.    TERM AND TERMINATION

      8.1. TERM. Subject to this Section 8, the term of this Agreement shall commence on the Effective Date and continue until the earlier to occur of (i) all Stages of this project are accepted by Client; or (ii) the Agreement is terminated pursuant to Section 8.2 or 8.3 below.

      8.2. TERMINATION FOR CAUSE. This Agreement may be terminated by either party in the event of (i) any material default in, or material breach of, any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default or immediately if Client breaches any of its confidentiality obligations under this Agreement;
(ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (iii) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (iv) either party's making a general assignment for the benefit of creditors; or either party's becoming insolvent; or either party taking any corporate action to authorize any of the foregoing.

      8.3. (Reserved)

      8.4. EFFECT OF TERMINATION. If this Agreement is terminated under Section
8.2 while XCare.net is performing any Development Services for Client hereunder, Client shall pay all amounts due and owing for any projects already completed by XCare.net hereunder or for any third-party products or services purchased by XCare.net in Client's behalf. The foregoing shall be without limitation to XCare.net's rights and remedies under this Agreement.

Additionally, if the Agreement is terminated by XCare.net for any reason other than for cause as provided in Section 8.2 or by Client for any reason whatsoever, XCare.net shall provide Client with: (i) the most current version of the Source Code for each deliverable listed in Schedule I of this Development Services Agreement, whether completed or not, as well as the most current version of the object code of the Necessary XCare.net Software, for Client's use in accordance with the rights granted thereto by Section 3.2 of this Agreement; and (ii) a listing of all additional products which must be licensed to run the Client Web Site in industry standard digital format, both of which are to be supplied within seven
(7) days of such termination.

      8.5. SURVIVAL. Sections 3, 5, 7, 8, 9 and 10 shall survive any termination or expiration of this Agreement; provided, however, that if this Agreement is terminated by XCare.net pursuant to Section 8.2 above, then Section 3.2 shall not survive.

9.    CONFIDENTIALITY

      9.1. CONFIDENTIAL INFORMATION. Each party acknowledges that, in connection with the performance of this Agreement, it may receive certain confidential or proprietary technical and business information and materials of the other party ("Confidential Information").

      9.2. CONFIDENTIALITY. Each party hereby agrees: (i) to hold and maintain in strict confidence all Confidential Information of the other party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the other party except as permitted by this Agreement or as may be necessary to perform its obligations under this Agreement. Each party will use at least the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care.

      9.3. EXCEPTIONS. Notwithstanding the foregoing, the parties agree that Confidential Information will not include any information that: (i) is or becomes generally known or is or becomes part of the public domain through no fault of the other party, (ii) the first party authorizes to be disclosed; (iii) is rightfully received by the other party from a third party without restriction on disclosure and without breach of this Agreement; or (iv) is known to the other party on the Effective Date from a source other than the first party, and not subject to a confidentiality obligation.

      9.4. INJUNCTIVE RELIEF. Each party acknowledges that any breach of the provisions of this Section 9 may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that the other party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section 9.

      10.   GENERAL PROVISIONS

      10.1. FORCE MAJEURE. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

      10.2. NOTICE. All notices, demands, requests or other communications required or permitted under this Agreement will be deemed given when (i) delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

      10.3. WAIVER. Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      10.4. SEVERABILITY. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

      10.5. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of Maryland without reference to conflict of law principles.

      10.6. ASSIGNMENT. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

      10.7. PUBLICITY. Within a time frame mutually agreed upon by the parties, the parties shall mutually agree on a joint press release announcing the existence of this Agreement. Neither party will use the other party's name, domain name, logo, trademark or service mark in advertising or publicity without obtaining the other party's prior written consent; provided, however, that XCare.net shall have the nonexclusive right and license to use Client's name and Client Web Site name, including the URL (Uniform Resource Locator) thereto, as a Client reference, and as part of XCare.net's client portfolio. XCare.net shall also have the right to display its name and logo, as well as a link to the XCare.net site, on the Client Web Site(s), and to receive credit as the developer of the Client Web Site(s), (collectively, the "Credit"). Such Credit shall appear on the "home page" of the Client Web Site(s) in a position that provides reasonable and appropriate visibility to XCare.net in light of industry standards and Client's requirements. XCare.net shall not provide any third party with access to or detailed information concerning any part of the Client Web Site protected by a password or limited to subscriber or member access without Client's prior written approval.

      10.8. ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

      10.9. HEADINGS. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      10.10. EXECUTION IN COUNTERPARTS. This Agreement maybe executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

      10.11. INDEPENDENT CONTRACTORS. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

      10.12. JURISDICTION. All disputes arising out of or relating to this Agreement shall be submitted to the non-exclusive jurisdiction of the state and federal courts encompassing Bethesda, Maryland, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.

      10.13. TIME OF THE ESSENCE. The parties acknowledge that time is of the essence in completing all Stages of the Development Services in the time frames set forth in this Agreement.

      10.14. CONFLICTS. To the extent that the provisions of any attachment, schedule, exhibit or any document incorporated by reference herein, conflict with the provisions of this Agreement, this Agreement shall control.